UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 9, 2011

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 9, 2011, Lattice Semiconductor Corporation, a Delaware corporation (“Lattice Corp.”), Lattice Semiconductor, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Lattice Corp. (“Lattice Ltd.”), Aff Inv Acquisition Corporation, a Cayman Islands exempted company and a wholly owned subsidiary of Lattice Ltd. (“Merger Sub”), SiliconBlue Technologies Ltd., a Cayman Islands exempted company (“SiliconBlue”), and Fortis Advisors LLC, as the representative for SiliconBlue's securityholders, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into SiliconBlue (the “Merger”), with SiliconBlue surviving the Merger as a wholly owned subsidiary of Lattice Ltd. and an indirect subsidiary of Lattice Corp.
Pursuant to the terms of the Merger and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), the issued and outstanding share capital of SiliconBlue, including warrants and options, will be converted into the right to receive from Lattice Ltd. aggregate cash consideration of approximately $62 million, as adjusted pursuant to the Merger Agreement. The per share cash consideration is determined by certain formulas as set forth in the Merger Agreement.
The Merger Agreement contains customary representations, warranties and covenants by Lattice Corp., Lattice Ltd., Merger Sub and SiliconBlue. SiliconBlue has agreed, among other things, not to knowingly solicit any offer or proposal for a competing or alternative transaction, or to knowingly enter into communications concerning, or provide non-public information with respect to, any competing or alternative transaction. SiliconBlue also agreed to conduct its business in the ordinary course and to use commercially reasonable efforts to retain its current officers and key employees during the interim period between the execution of the Merger Agreement and the Effective Time. The SiliconBlue shareholders are providing limited indemnification for breaches of representations and warranties.
In connection with the transactions contemplated by the Merger Agreement, the holders of SiliconBlue preference shares entered into a support and voting agreement with Lattice Ltd. and Merger Sub, pursuant to which such individuals have undertaken to vote their shares in favor of the Merger.
The completion of the Merger is subject to various customary closing conditions, including, among other things, the adoption of the Merger Agreement by the shareholders of SiliconBlue entitled to vote thereon, the absence of any law or order prohibiting or restraining the Merger, and the absence of any material adverse effect with respect to SiliconBlue.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.
Any pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 9, 2011 (furnished, not filed, herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
	By:	/s/ Byron Milstead
Byron Milstead
Date: December 9, 2011		Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 9, 2011 (furnished, not filed, herewith)

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